UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-441-278-4580

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On May 1, 2019, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for its first quarter of 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K (this “Form 8‑K”).
The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2019 Annual General Meeting of Shareholders of the Company (the “Annual Meeting”) held on April 30, 2019, the Company's shareholders approved an amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan”). The Board of Directors of the Company had previously approved the amendment. The amendment increases the number of the Company's common shares authorized for issuance under the Non-Employee Director Plan by 100,000 shares. No other modifications were made to the Non-Employee Director Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 30, 2019, the Company held the Annual Meeting. At the Annual Meeting, the Company’s shareholders (i) elected Janet Cowell, Jerry R. Masters, Ollie L. Sherman, Jr., and Sundar Srinivasan as Class II directors to hold office until the 2022 annual general meeting of shareholders, (ii) approved the re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the Company’s 2020 annual general meeting of shareholders and authorized the Company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, (iii) approved, on a non-binding, advisory basis, the 2018 compensation of the Company’s named executive officers, and (iv) approved an amendment to the Company’s Non-Employee Director Plan.
The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 - Election of four directors to hold office until the 2022 annual general meeting of shareholders:

Director	For	Withhold	Broker Non-Votes
Janet Cowell	17,574,893	9,981,923	954,176
Jerry R. Masters	13,367,664	14,189,152	954,176
Ollie L. Sherman, Jr.	17,577,896	9,978,920	954,176
Sundar Srinivasan	27,270,916	285,900	954,176

Proposal 2 - The re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the Company’s 2020 annual general meeting of shareholders and to authorize the Company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration:

For	Against	Abstain	Broker Non-Votes
28,350,431	157,797	2,764	0

Proposal 3 - The approval, on a non-binding, advisory basis of the 2018 compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
22,259,059	5,293,202	4,555	954,176

Proposal 4 - The approval of an amendment to the Non-Employee Director Plan:

For	Against	Abstain	Broker Non-Votes
26,077,202	1,388,787	90,827	954,176

Item 8.01	Other Events.
On May 1, 2019, the Company announced that its Board of Directors declared a cash dividend of $0.30 per common share of the Company to be paid on June 28, 2019 to shareholders of record on June 10, 2019.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment to the 2014 Non-Employee Director Incentive Plan
99.1	Press Release of the Company dated May 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JAMES RIVER GROUP HOLDINGS, LTD.
Dated: May 1, 2019
By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the 2014 Non-Employee Director Incentive Plan
99.1	Press Release of the Company dated May 1, 2019